EXHIBIT 10.6

AMENDMENT NO. 5 TO

TERM LOAN AND SECURITY AGREEMENT

This AMENDMENT NO 5 TO TERM LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 10, 2020 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” (“Borrowers”), the guarantors from time to time party to the Loan Agreement referenced below (“Guarantors”, and together with Borrowers, “Obligors”), certain financial institutions from time to time party to the Loan Agreement referenced below (“Lenders”), and PATHLIGHT CAPITAL LLC, in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

R E C I T A L S:

WHEREAS, the Obligors, the Agent, and the Lenders have previously entered into that certain Term Loan and Security Agreement, dated as of June 28, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrowers;

WHEREAS, Borrowers have requested that Agent and Lenders amend certain provisions of the Loan Agreement and provide certain other accommodations to Borrowers;

WHEREAS, notwithstanding that the Agent and Lenders are under no obligation to amend the Loan Agreement, the Agent and Lenders are willing to make certain additional financial accommodations as requested by the Borrowers, such that the Borrowers, the Agent and Lenders have agreed to amend the Loan Agreement and the other Loan Documents on the terms and subject to satisfaction of the conditions set forth in this Agreement; and

WHEREAS, each Obligor is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements and covenants herein contained and for the purposes of setting forth the terms and conditions of this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound, hereby agree as follows:

AGREEMENT

1.             Capitalized Terms. Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.             Acknowledgements and Stipulations. In order to induce the Agent and Lenders to enter into this Amendment, each Obligor acknowledges, stipulates and agrees that:

a)                   Recitals True and Correct. Each of the Recitals contained at the beginning of this Amendment is true and correct;

b)                  Obligations Outstanding. Obligors hereby acknowledge and agree that, in accordance with the terms and conditions of the Loan Documents, each Obligor is liable to Agent and Lenders for all of the Obligations, including, without limitation, (a) for all principal and accrued interest owed under the Loan Documents, whether now due or hereafter accruing; and (b) for all fees, and all Extraordinary Expenses (including reasonable attorneys’ fees and expenses) heretofore or hereafter incurred by Agent and/or any Lender in connection with the protection, preservation, and enforcement by Agent and Lenders of its/their rights and remedies under the Loan Documents and/or this Amendment, including, without limitation, the negotiation and preparation of this Amendment, and any of the other documents, instruments or agreements executed in connection therewith;

c)                   No Defense or Counterclaim. All of the Loans and other Obligations are not subject to any defense, deduction, offset or counterclaim by Obligors to Lenders (and, to the extent any Obligor had any such defense, deduction, offset or counterclaim on the date hereof, the same is hereby waived by each such Obligor in accordance with Section 7 below);

d)                  Loan Documents Binding and Enforceable. The Loan Documents executed by Obligors are legal, valid and binding obligations enforceable against each Obligor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally;

e)                   Liens Valid. The Liens granted by Obligors to the Agent, for the benefit of itself and the Lenders, in the Collateral are valid and duly perfected, first-priority liens, subject only to any Permitted Encumbrances;

f)                   Security Interest Ratification. Each Obligor hereby ratifies, confirms and reaffirms that all security interests and Liens granted pursuant to the Loan Documents secure and shall continue to secure the payment and performance of all of the Obligations and liabilities pursuant to the Loan Documents, whether now existing or hereafter arising; and

g)                  Legal Counsel. Prior to executing this Amendment, Obligors consulted with and had the benefit of advice of legal counsel of its/their own selection and has relied upon the advice of such counsel, and in no part upon the representations of the Agent, any Lender, or any counsel to the Agent or any Lender, concerning the legal effects of this Amendment or any provision hereof.

3.             Amendments to the Loan Agreement.

(a)	Section 1.1 of the Loan Agreement is hereby amended as follows:

1)	The definition of “Fixed Charges” shall be amended by adding the following sentence at the end thereof:

“Anything to the contrary contained in the foregoing notwithstanding, “Fixed Charges” shall not include interest expense or principal payments on CARES Debt other than CARES Unforgiven Debt.”

2)	The definition of “Dominion Account” shall be amended by deleting the entirety thereof and substituting in its place the following:

“Dominion Account: a collection or similar account established by an Obligor at Bank of America over which Agent has control for withdrawal purposes; provided, that anything herein to the contrary notwithstanding, the CARES Account shall not be a Dominion Account .”

3)	The definition of “Excluded Deposit Account” shall be amended by deleting the entirety thereof and substituting in its place the following:

“Excluded Deposit Account: a Deposit Account maintained by any Obligor (a) which has been established and is used exclusively for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments to or for the benefit of such Obligor's employees and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (b) which is a zero balance operational disbursement or similar account, (c) has been established and is used exclusively for the sole purpose of making and remitting sales and use taxes, VAT and/or such Canadian sales and use tax equivalents, (d) which is used for petty cash or similar purposes so long as the amount on deposit (i) in each such individual Deposit Account described in this clause (d) does not exceed $10,000 during any period of seventy-two consecutive hours and (ii) in all Deposit Accounts referred to in this clause (d) does not exceed $50,000 in the aggregate during any period of seventy-two consecutive hours, or (e) that is the CARES Account or any CARES Act – Title I proceeds deposited therein.

4)	The following new definitions shall be added to Section 1.1 of the Loan Agreement:

“CARES Account” has the meaning set forth in Section 10.1.17(e).

“CARES Act - Title I” means Title I of the Coronavirus Aid, Relief and Economic Security Act, (H.R. 6074, H.R. 6201, H.R. 748 and H.R. 266 (116), as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

“CARES Act Permitted Purposes” means, with respect to the use of proceeds of any CARES Debt, the purposes set forth in Section 1106(b) of the CARES Act – Title I and otherwise in compliance with all other provisions or requirements of the CARES Act – Title I applicable in order for the entire amount of the CARES Debt to be eligible for forgiveness.

“CARES Debt” has the meaning set forth in Section 10.1.17.

“CARES Forgiveness Date” means five (5) Business Days after the date that the Borrowers obtains a final determination by the lender of the CARES Debt (and, to the extent required, the Small Business Administration) (or such longer period as may be approved in writing by Agent) regarding the amount of CARES Debt, if any, that will be forgiven pursuant to the provisions of the CARES Act - Title I.

“CARES Unforgiven Debt” means that amount of the CARES Debt that (x) has been determined by the lender of the CARES Debt (or the Small Business Administration) to be ineligible for forgiveness pursuant to the provisions of the CARES Act - Title I; provided, that if such determination has not been made on or before the date that is twelve (12) months after the date of incurrence of the CARES Debt (or such longer period as may be approved in writing by Agent), all such CARES Debt shall be deemed “CARES Unforgiven Debt” until such time as a final determination is made by the lender of the CARES Debt (and, to the extent required, the Small Business Administration), (y) either (i) the CARES Debt (or the applicable portion thereof) is deemed CARES Unforgiven Debt if (1) the Obligors do not timely file an application for forgiveness or do not include any portion of the CARES Debt in an application for forgiveness, (2) Borrowers give notice to the Agent that the CARES Debt will be CARES Unforgiven Debt, or (3) the Agent obtains actual knowledge that the CARES Debt will be CARES Unforgiven Debt.

“Fifth Amendment” means: that certain Amendment No. 5 to Term Loan and Security Agreement dated as of August 10, 2020 by and among Borrowers, Guarantors, and Agent.”

“Fifth Amendment Effective Date” means: August 10, 2020.”

“Small Business Administration” means the U.S. Small Business Administration.

(b)	Section 7.1 of the Loan Agreement is hereby amended by adding the following clause at the end thereof:

“; provided, further, however, anything herein to the contrary notwithstanding, Excluded Property shall include the CARES Account or any CARES Act – Title I proceeds deposited therein.

(c)	Section 9.1 of the Loan Agreement is hereby amended by adding the following new Section 9.1.28 thereto:

“9.1.28 CARES Debt. All applications, documents and other information submitted to any Governmental Authority with respect to the CARES Debt shall be true and correct. No Lender or any of its Affiliates is deemed an “affiliate” of any Obligor or any of its Subsidiaries for any purpose related to the CARES Debt, including the eligibility criteria with respect thereto. Each Obligor acknowledges and agrees that (a) it has consulted its own legal and financial advisors with respect to all matters related to CARES Debt (including eligibility criteria) and the CARES Act – Title I, (b) it is responsible for making its own independent judgment with respect to CARES Debt and the process leading thereto, and (c) it has not relied on Agent, any Lender or any of their respective Affiliates with respect to any of such matters.”

(d)	Section 10.1 of the Loan Agreement is hereby amended by adding the following new Section 10.1.17 thereto:

“10.1.17 CARES Debt.

(a)       The Obligors shall provide to Agent (i) a copy of their application for CARES Debt promptly upon submission thereof and (ii) copies of the definitive loan documentation for CARES Debt promptly upon execution and delivery thereof by the parties, together with a reasonably detailed written estimate of the amount of CARES Debt that the Obligors reasonably anticipate will be subject to forgiveness pursuant to the provisions of the CARES Act - Title I.

(b)       The Obligors shall timely (and, in any event, not later than thirty (30) days (or such longer period as may be agreed by Agent) after the seven-week anniversary of the initial incurrence thereof) submit all applications and required documentation necessary or desirable for the lender of the CARES Debt and/or the Small Business Administration to make a determination regarding the amount of the CARES Debt that is eligible to be forgiven.

(c)       The Obligors shall provide to Agent copies of any amendments, modifications, waivers, supplements or consents executed and delivered with respect to CARES Debt promptly (and in any event within three (3) Business Days) upon execution and delivery thereof, and copies of any notices of default received by any Obligor with respect to the CARES Debt.

(d)       The Obligors shall, to the extent not included in the foregoing clause (b) or (c), promptly (and in any event within three (3) Business Days) upon receipt or filing thereof, as applicable, provide to Administrative Agent copies of all material documents, applications and correspondence with the applicable lender or any Governmental Authority relating to CARES Debt, including with respect to loan forgiveness.

(e)       The Obligors shall use the proceeds of the CARES Debt solely for CARES Act Permitted Purposes. The Obligors agree to, and will cause each of their Subsidiaries to (i) deposit all proceeds from CARES Debt into a segregated Deposit Account (the “CARES Account”) that is specially and exclusively used to hold proceeds of CARES Debt, (ii) not commingle their funds that are not proceeds of CARES Debt with the proceeds of CARES Debt and (iii) use funds from the CARES Account solely for CARES Act Permitted Purposes and before using any other cash on hand to pay expenses that are CARES Act Permitted Purposes. Without limiting anything in the foregoing, the Obligors shall cause the proceeds of the CARES Debt to be deposited in a Deposit Account that is not subject to the cash dominion of Agent or any other secured party, and shall ensure that the proceeds of the CARES Debt are not used to repay other Indebtedness.

(f)       On the CARES Forgiveness Date, the Obligors shall deliver to Agent a certificate of an Authorized Officer of the Obligors certifying as to the amount of the CARES Debt that will be forgiven pursuant to the provisions of the CARES Act - Title I, together with reasonably detailed description thereof, all in form satisfactory to Agent.

(g)       Each Obligor agrees that it will not make any claim that Agent, any Lender or any of their respective Affiliates have rendered advisory services of any nature or respect in connection with any CARES Debt, the CARES Act – Title I or the process leading thereto.”

(e)       Section 10.2.1 of the Loan Agreement is hereby amended as follows:

(a)	In clause (l), by deleting the word “and” following the semicolon therein.

(b)	By re-designating clause “(l)” as clause “(m)”.

(c)	By adding a new clause “(l)” as follows:

“(l)       unsecured Indebtedness in an aggregate principal amount not to exceed $1,955,792 advanced by (i) any Governmental Authority (including the Small Business Administration) or any other Person acting as a financial agent of a Governmental Authority or (ii) any other Person to the extent such Indebtedness under this clause (ii) is guaranteed by a Governmental Authority (including the Small Business Administration), in each case under this Section 10.2.1(l), pursuant to the CARES Act - Title I (such unsecured Indebtedness, “CARES Debt”); provided, that unless otherwise approved by Agent, (A) no Event of Default shall have occurred and be continuing at the time of incurrence thereof and (B) CARES Debt shall (1) be used by the Obligors and their Subsidiaries solely for purposes permitted under the CARES Act - Title I, (2) have a maturity date not less than two (2) years after the date of incurrence of the CARES Debt, (3) bear interest at a rate not greater than one percent (1%) per annum, (4) not require any payments of principal prior to maturity and (5) otherwise have terms customary for loans made pursuant to the CARES Act - Title I (taken as a whole); provided, further, that CARES Unforgiven Debt, if any, shall not be permitted under this Section 10.2.1(l).”

(f)	Section 10.2.8 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

“Anything to the contrary contained in this Agreement notwithstanding, without the prior written consent of Agent, no portion of the CARES Debt may be optionally prepaid by the Obligors or their Subsidiaries (whether by refinancing or otherwise).”

(g)	Section 10.2 of the Loan Agreement is hereby amended by adding the following new Section 10.2.20 thereto:

“10.2.20 Amendments to CARES Debt. Anything to the contrary contained in this Agreement notwithstanding, agree to any amendment, restatement, supplement, waiver or other modification of the CARES Debt if the effect of such amendment, restatement, supplement, waiver or other modification would be materially adverse to the Obligors or the Lenders.

(h)	Section 11.1 of the Loan Agreement is hereby amended as follows:

(a)	In clause (r), by deleting the word “or” following the semicolon therein.

(b)	In clause (s), by deleting the period at the end and replacing same with the following “; or”.

(c)	By adding the following new clause (t) thereto:

“(t) any event of default occurs with respect to the CARES Debt or any event or condition occurs that results in the CARES Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders thereof to declare the CARES Debt to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.”

4.             Consent to Revolver Loan Agreement Amendment. Agent and Lenders hereby consent to the execution and delivery of that certain Amendment No. 6 to Second Amended and Restated Loan and Security Agreement dated even date herewith by and among the Obligors and lenders party thereto, and the Revolver Agent (the “Revolver Loan Agreement Amendment”), and the amendments to the Revolver Loan Agreement set forth therein, which Revolver Loan Agreement Amendment shall be in the form annexed hereto as Exhibit B and incorporated herein. The consent of the Agent and Lenders to the Revolver Loan Agreement Amendment shall also constitute requisite consent under Section 5.2(b) of the Intercreditor Agreement, to the amendments to the Revolver Loan Agreement described in the Revolver Loan Agreement Amendment.

5.             No Default; Representations and Warranties, Etc. Obligors hereby represent, warrant and confirm that: (a) after giving effect to this Amendment, all representations and warranties of Obligors in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by Obligors of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of Obligors (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Obligor or any term or provision of any material indenture, agreement or other instrument binding on any Obligor or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

6.             Ratification and Confirmation. Obligors hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect. Without limiting the generality of the foregoing, Obligors hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan Agreement and the other Loan Documents, and Obligors hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

7.             Waiver; Release. To induce Agent and Lenders to enter into this Amendment, including providing the waivers provided for herein, and for other good and valuable consideration, each Obligor hereby forever waives, relieves, releases, and forever discharges Agent and each Lender, together with its respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims, or by reason of any matter, cause or anything whatsoever existing or arising from the beginning of time through and including the date of execution of this Amendment relating to or arising out of the Loan Agreement and any of the Loan Documents or otherwise, including, without limitation, any actual or alleged act or omission of or on behalf of Agent and/or any Lender with respect to the Loan Documents and any security interest, Liens or Collateral in connection therewith, or the enforcement of any of Agent and/or Lenders’ rights or remedies thereunder (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Agreement and the other Loan Documents, this Amendment, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing, and/or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

a)             By entering into this release, each Obligor recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of each Obligor hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if any Obligor should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, no Obligor shall be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Each Obligor acknowledges that it is not relying upon and has not relied upon any representation or statement made by Agent or any Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

b)            This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Obligor acknowledges that the release(s) contained herein constitute(s) a material inducement to Agent and Lenders to enter into this Amendment, and that Agent and Lenders would not have done so but for Agent’s and Lenders’ expectation that such release(s) is valid and enforceable in all events.

c)             Each Obligor hereby represents and warrants to Agent and Lenders, and Agent and Lenders are relying thereon, as follows:

i.               Except as expressly stated in this Amendment, neither Agent nor any Lender nor any other agent, employee or representative of Agent and/or any Lender, has made any statement or representation to any Obligor regarding any fact relied upon by such Borrower in entering into this Amendment;

ii.             Each Obligor has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary;

iii.           The terms of this Amendment are contractual and not a mere recital; and

iv.            This Amendment has been carefully read by each Obligor, the contents hereof are known and understood by each such Obligor, and this Amendment is signed freely, and without duress, by any Obligor.

d)             Each Obligor further represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Each Obligor shall indemnify Agent and each Lender, and defend and hold it/them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8.             Expenses of Agent and Lenders. Borrowers agree to pay, on demand, all reasonable costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all agreements, amendments, modifications, and supplements to the Loan Agreement, including, without limitation, the reasonable fees of Agent’s and Lenders’ legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby. Each Borrower acknowledges that Agent and Lenders may charge any and all such reasonable fees, costs and expenses to Borrowers’ Loan Account in accordance with the Loan Agreement, and Agent and Lenders agree to promptly provide all invoices to Borrowers related to such fees, costs and expenses after charging the Loan Account therefor.

9.             Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied or waived in writing by Agent (such date being defined as the “Effective Date”):

(a)            Agent shall have received counterparts to this Amendment, duly executed by Agent, Lenders constituting “Required Lenders”, and Obligors; and

(b)            Agent shall have received a true and complete copy of the fully executed Revolver Loan Agreement Amendment.

10.           Reservation of Rights. This Amendment shall be limited precisely as written and, except as expressly set forth herein, neither the fact of Agent and Lenders’ agreement to enter into this Amendment nor any other term or provisions herein shall, or shall be deemed or construed to, (i) be a consent to any forbearance, waiver, amendment or modification of any term, provision or condition of the Loan Documents, (ii) affect, impair, operate as a waiver of, or prejudice any right, power or remedy which Agent and Lenders may now or hereafter have pursuant to the Loan Documents or any other document, agreement, security agreement or instrument executed in connection with or related to the Loan Documents, or at law or in equity or by statute including, without limitation, with regard to any existing or hereafter arising Event of Default, (iii) impose upon Agent or any Lender any obligation, express or implied, to consent to any amendment or further modification of the Loan Documents, or (iv) be a consent to any waiver of any existing Event of Default. Agent and Lenders hereby expressly reserve all rights, powers and remedies specifically given to it under the Loan Documents or now or hereafter existing at law, in equity or by statute.

11.           Miscellaneous.

a)             Further Assurances. The Obligors shall take such further actions, and execute and deliver to the Agent and Lenders such additional assignments, agreements, supplements, powers and instruments, as Agent and/or Lenders may deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Collateral and the rights and interests granted to the Agent and Lenders under the Loan Agreement and the other Loan Documents, or to permit the Agent and Lenders to exercise and enforce their rights, powers and remedies with respect to any Collateral. Without limiting the generality of the foregoing, but subject to applicable law, the Obligors shall make, execute endorse, acknowledge, file or refile and/or deliver to Agent from time to time upon request such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, and other assurances or instruments.

b)             Full Force and Effect; Entire Agreement. Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and each other Loan Document shall remain in full force and effect. This Amendment, the Loan Agreement and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

c)              Non-Waiver. Except as specifically provided herein, none of this Amendment or Agent’s and/or any Lender’s continued making of Term Loans or other extensions of credit at any time extended to Obligors in accordance with this Amendment, the Loan Agreement, and the other Loan Documents shall be deemed a waiver of or consent to any Default or Event of Default. Borrowers agree that any such Default and/or Event of Default, if any, shall not be deemed to have been waived, released or cured by virtue of Term Loans or other extensions of credit at any time extended to Borrowers, or by Agent’s and/or any Lender’s agreements provided for herein. Nothing in this Amendment shall restrict Agent’s or any Lender’s ability to take or refrain from taking or exercise any right that may exist under the Loan Documents.

d)             Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, pdf or by other electronic means acceptable to Agent (including, without limitation, by electronic signature to the extent acceptable to Agent) shall be equally as effective as delivery of an original, manually executed, counterpart. Any party delivering an executed counterpart of a signature page to this Amendment by telecopier, pdf or other electronic means (including by electronic signature) shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

e)              No Third Parties Benefited. This Amendment is made and entered into for the sole benefit of the Obligors, Agent and the Lenders, and their permitted successors and assigns, and except as otherwise expressly provided in this Amendment, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment.

f)              Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

g)             Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

h)             Jury Trial Waiver. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THIS AMENDMENT IN RESPECT OF THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS OR THE RELATED TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS OF BORROWERS, THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AMENDMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT OF THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH OBLIGOR PARTY OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF THIS AMENDMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO A TRIAL BY JURY.

i)              Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

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[Signatures begin on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS:

SUMMER INFANT, INC.

By:	/s/ Edmund Schwartz
	Name:	Edmund Schwartz
	Title:	Chief Financial Officer

SUMMER INFANT (USA), INC.

By:	/s/ Edmund Schwartz
	Name:	Edmund Schwartz
	Title:	Chief Financial Officer

GUARANTORS:

SUMMER INFANT CANADA, LIMITED

By:	/s/ Edmund Schwartz
	Name:	Edmund Schwartz
	Title:	Chief Financial Officer

SUMMER INFANT EUROPE LIMITED

By:	/s/ Edmund Schwartz
	Name:	Edmund Schwartz
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 5 to Term Loan and Security Agreement]

AGENT:

PATHLIGHT CAPITAL LLC,
as Agent

By	/s/ Katie Hendricks
	Name:	Katie Hendricks
	Title:	Managing Director

LENDER:

PATHLIGHT CAPITAL LLC,
as a Lender

By	/s/ Katie Hendricks
	Name:	Katie Hendricks
	Title:	Managing Director

[Signature Page to Amendment No. 5 to Term Loan and Security Agreement]